UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 12, 2017

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On October 12, 2017, Fortegra Financial Corporation (“Fortegra”), a subsidiary of Tiptree Inc. (“Tiptree”) priced its offering of $125 million 8.50% Fixed Rate Resetting Junior Subordinated Notes due 2057 (the “Notes”). The offering is expected to close on October 16, 2017, subject to customary closing conditions. Substantially all of the net proceeds from the Notes will be used to repay Fortegra’s existing credit facility, which will be terminated thereafter.

The Notes, which will be issued under an indenture, will be the unsecured obligations of Fortegra and will rank in right of payment and upon liquidation, junior to all of Fortegra’s current and future senior indebtedness. The Notes will not be obligations of or guaranteed by any of Fortegra’s subsidiaries or any other Tiptree entities. So long as no event of default has occurred and is continuing, Fortegra may defer all or part of the interest payments on the Notes on one or more occasions for up to five consecutive years per deferral period. The indenture governing the Notes contains customary affirmative and negative covenants and events of default.

The Notes were privately placed under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes have not been, and will not be, registered under the Securities Act or the securities laws of any other place and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This disclosure is not intended to constitute an offering of, the solicitation of, or offer to purchase, the Notes or any other security.

Tiptree’s specialty insurance segment is conducted through Fortegra, an insurance holding company incorporated in 1981. Through its subsidiaries, Fortegra underwrites and administers specialty insurance products, primarily in the United States, and is a leading provider of credit and asset protection products and administration services. Fortegra’s diverse range of products and services include credit protection insurance, warranty and service contract products, and insurance programs which front and underwrite niche personal and commercial lines of insurance. Fortegra also offers various other insurance related products and services throughout the U.S. through its non-regulated subsidiaries.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	October 12, 2017	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer